UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2026

LA ROSA HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-41588	87-1641189
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1420 Celebration Blvd., 2nd Floor
Celebration, Florida	34747
(Address of principal executive offices)	(Zip Code)

(321) 250-1799

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LRHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 24, 2026, the Audit Committee (the “Committee”) of the Board of Directors of La Rosa Holdings Corp. and Subsidiaries (the “Company”),in connection with the preparation of our consolidated financial statements for the years ended December 31, 2025,concluded that corrections are required to revenues and cost of revenue recognition in its previously issued condensed consolidated statement of operations for the year ended December 31, 2024 included in its Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Period”), and unaudited condensed consolidated financial statements for the quarters ended March 31, 2024 through September 30, 2025 included in its Quarterly Reports on Form 10-Q (the “Interim Periods”, which, together with the Annual Period, the “Affected Periods”).

The Committee concluded that certain property management fee revenue was recorded inclusive of tenant revenues on a gross basis. Upon review of the underlying contractual arrangements and evaluation under ASC 606, Revenue from Contracts with Customers, management concluded that the Company acted as an agent rather than as a principal for a significant portion of these arrangements. As a result, the Company will restate revenues during the Affected Periods to adjust property management revenue to the fees received (the “Revenues Adjustment”).

Additionally, the Company has determined that costs of revenue should be reduced equivalently to the amount of the revenues restated, as a result, the Company has recorded an adjustment to its consolidated financial statements during the Affected Periods as the Company was previously presented payments related to tenant revenues as cost of revenues.

The Company will restate its audited consolidated financial statements as of, and for the fiscal year ended December 31, 2024. The cumulative effect of this correction is a decrease in gross property management fee revenue of $10.8 million, with a corresponding reduction to cost of revenue for fiscal year ended December 31, 2024.

These adjustments reduce overall revenue and cost of sale while leaving gross margin intact resulting in an increase to the percentage of gross margin for the company for the fiscal year ended December 31, 2024 from 8.57% to 10.14%

The Board has discussed the matters disclosed in this Current Report on Form 8-K with CBIZ CPAs P.C., the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2026	LA ROSA HOLDINGS CORP.

	By:	/s/ Joseph La Rosa
	Name:	Joseph La Rosa
	Title:	Chief Executive Officer

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